Exhibit 4.10

CODEXIS, INC.

AMENDMENT

TO

FIFTH AMENDED AND RESTATED VOTING AGREEMENT

This Amendment to Fifth Amended and Restated Voting Agreement (the “Amendment”) is made and entered into as of February 25, 2010, by and among Codexis, Inc., a Delaware corporation (the “Company”) and the other parties to that certain Fifth Amended and Restated Voting Agreement (the “Voting Agreement”), dated as of March 4, 2009, by and among the Company and the persons and entities listed on Exhibit A attached hereto (the “Investors”).

RECITALS

WHEREAS, Sections 1.3(a) and (b) of the Voting Agreement provide that so long as Equilon Enterprises LLC dba Shell Oil Products US and its affiliates (“Shell”) meet certain requirements with respect to ownership of the Company’s capital stock and that certain Amended and Restated Collaborative Research Agreement, entered into as of November 1, 2007 and effective as of November 1, 2006, as amended, between Shell and the Company, has not expired or been terminated (other than a termination by Shell arising out of or resulting from a breach of such agreement by the Company), Shell shall have the right to designate two (2) nominees (the “Shell Representatives”) to the Company’s Board of Directors (the “Board”);

WHEREAS, pursuant to Section 2.1 of the Voting Agreement, other than Sections 1.3(a), 1.3(b), 2.2 and 3 (except for Sections 3.1, 3.2 and 3.9) thereof relating to the Shell Representatives, the provisions of the Voting Agreement terminate upon the earliest of certain events, including immediately prior to the closing of a firmly underwritten public offering of the common stock of the Company (“Common Stock”) pursuant to a registration statement filed with the Securities and Exchange Commission, and declared effective under the Securities Act of 1933, as amended, which results in the Series A Preferred Stock of the Company (“Series A Preferred Stock”), Series B Preferred Stock of the Company (“Series B Preferred Stock”), Series C Preferred Stock of the Company (“Series C Preferred Stock”), Series D Preferred Stock of the Company (“Series D Preferred Stock”), Series E Preferred Stock of the Company (“Series E Preferred Stock”) and Series F Preferred Stock of the Company (“Series F Preferred Stock”, and together with the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock, the “Preferred Stock”) of the Company being converted into Common Stock;

WHEREAS, the Company and the Investors may amend the Voting Agreement pursuant to Section 3.5 thereof with the written consent of (i) the Company and (ii) the holders of at least a majority of the Preferred Stock, voting together as a single class on an as-converted basis and including any Common Stock issued upon conversion; provided, however, that notwithstanding the foregoing, the consent of any Investor having the right to designate or remove a director pursuant to Section 1.3 of the Voting Agreement and/or a committee appointment right pursuant to Section 1.4, as applicable, shall be required for any amendment, supplement, modification or waiver of such rights (provided at the time of such amendment, supplement, modification or waiver, such Investor owns at least fifty percent (50%) of the total number of shares of Common Stock issued or issuable upon conversion of the shares of the relevant series of Preferred Stock purchased by such Investor, which shares are held by such Investor as of the date of the Voting Agreement (as adjusted for conversions, stock splits, dividends and the like));

WHEREAS, the Company, the Investors and Shell desire to amend the Voting Agreement to decrease the number of Shell Representatives to the Board to one (1), effective as of the date of this Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Amendment and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Voting Agreement shall be amended as follows:

1. Amendment to Section 1.3. Section 1.3 of the Voting Agreement shall be amended and restated in its entirety as follows:

“1.3 Election of Directors. On all matters relating to the election of directors of the Company, the Investors agree to vote all Investor Shares held by them (or the holders thereof shall consent pursuant to an action by written consent of the holders of capital stock of the Company) so as to elect (whether through a class vote, cumulative voting or otherwise) members of the Board, as follows:

(a) one (1) nominee of the Series E Preferred Stock and Series F Preferred Stock designated by Equilon Enterprises LLC dba Shell Oil Products US (the “Shell Representative”), so long as (i) Equilon Enterprises LLC dba Shell Oil Products US and its affiliates (“Shell”) hold on the date of such designation not less than (A) fifty percent (50%) of the total number of shares of Common Stock issuable or issued upon conversion of the Series E Preferred Stock originally purchased by Shell (as adjusted for conversions, stock splits, dividends and the like) or (B) fifty percent (50%) of the total number of shares of Common Stock issuable or issued upon conversion of the Series F Preferred Stock originally purchased by Shell (as adjusted for conversions, stock splits, dividends and the like), (ii) Shell holds on the date of such designation not less than five percent (5%) of the Fully Diluted Capitalization (as defined below), and (iii) that certain Amended and Restated Collaborative Research Agreement, entered into as of November 1, 2007 and effective as of November 1, 2006, as amended, between Shell and the Company, has not expired or been terminated (other than a termination by Shell arising out of or resulting from a breach of such agreement by the Company) prior to or on the date of such designation, which designee shall initially be Chris Streng; provided, however, that, after the IPO, Shell’s designation of a nominee shall be subject to the reasonable approval of a majority of the members of the Board or the applicable committee of the Board other than the Shell Representative;

(b) [INTENTIONALLY OMITTED]

(c) one (1) nominee of the Series D Preferred Stock designated by Biomedical Sciences Investment Fund Pte Ltd (the “Bio*One Representative”), so long as Biomedical Sciences Investment Fund Pte Ltd and its affiliates (“Bio*One”) hold not less than fifty percent (50%) of the total number of shares of Common Stock issuable or issued upon conversion of the Series D Preferred Stock originally purchased by Bio*One (as adjusted for conversions, stock splits, dividends and the like) on the date of such designation, which designee shall initially be Mun Yew Wong, M.D.;

(d) two (2) nominees of the Series B Preferred Stock designated as follows:

(i) one (1) nominee designated by CMEA Ventures Life Sciences 2000, L.P. (the “CMEA Representative”), so long as CMEA Ventures Life Sciences 2000, L.P. and its affiliates (“CMEA”) hold not less than fifty percent (50%) of the total number of shares of Common Stock issuable or issued upon conversion of the Series B Preferred Stock originally purchased by CMEA (as adjusted for conversions, stock splits, dividends and the like) on the date of such designation, which designee shall initially be Thomas Baruch; and

(ii) one (1) nominee designated by FirstMark III, L.P. and its affiliates (the “FirstMark Representative”), so long as FirstMark III, L.P. and its affiliates (“FirstMark”) hold not less than fifty percent (50%) of the total number of shares of Common Stock issuable or issued upon conversion of the Series B Preferred Stock originally purchased by FirstMark (as adjusted for conversions, stock splits, dividends and the like) on the date of such designation, which designee shall initially be Alexander A. Karsner;

(e) One (1) nominee of the Series A Preferred Stock designated by Maxygen, Inc., a Delaware corporation (“Maxygen”), so long as Maxygen and its affiliates hold not less than fifty percent (50%) of the total number shares of Common Stock issuable or issued upon conversion of the Series A Preferred Stock originally purchased by Maxygen (as adjusted for conversions, stock splits, dividends and the like) on the date of such designation, which designee shall initially be James R. Sulat;

(f) the person serving as Chief Executive Officer of the Company, or if there is no duly elected Chief Executive Officer, a nominee chosen from Company management by the parties hereto holding a majority of the outstanding Common Stock and Preferred Stock, voting together as a single class on an as converted to Common Stock basis; and

(g) three (3) independent nominees, designated with the consent of the parties hereto holding a majority of the outstanding Common Stock and Preferred Stock, voting together as a single class on an as-converted to Common Stock basis, which designees shall initially be Bernard J. Kelley, Bruce Pasternack, and Dennis P. Wolf.

Any vote taken to remove any director elected pursuant to this Section 1.3, or to fill any vacancy created by the resignation, removal or death of a director elected pursuant to this Section 1.3, shall also be subject to the provisions of this Section 1.3 (i.e., removal shall be upon the written recommendation of the party/group that nominated such director and any vacancy shall be filled upon the written recommendation of the party/group that nominated the director previously filling the position); provided, however, that, after the IPO, Shell’s designation of a nominee shall be subject to the reasonable approval of a majority of the members of the Board or the applicable committee of the Board other than the Shell Representative.

If the Company adopts a classified board structure, subject to the fiduciary duties of the Board under applicable law, Shell shall have the right to determine the class in which the Shell Representative shall serve at the time of such initial designation by the Board.

“Fully Diluted Capitalization,” at any particular time, means the sum of: (a) the total number of shares of Common Stock that are issued and outstanding at such time; (b) the total number of shares of Common Stock that are issuable upon the conversion in full of all shares of Preferred Stock issued and outstanding at such time; (c) the total number of shares of Common Stock that are issuable upon the conversion or exercise in full of all convertible securities, options, warrants or other rights to acquire Common Stock or Preferred Stock that are outstanding at such time (whether vested or unvested); and (d) the total number of shares of Common Stock that are available for grant or issuance (but not outstanding) under the Company’s option and other benefit plans.”

2. Amendment to Section 1.4. Section 1.4 of the Voting Agreement shall be amended and restated in its entirety as follows:

“1.4 Board Committee Representation/Chairman. Each of the Shell Representative, the CMEA Representative, the FirstMark Representative and the Bio*One Representative shall have the right, but not the obligation, to be a member of any committee of the Board.”

3. Amendment to Section 2.1. Section 2.1 of the Voting Agreement shall be amended and restated in its entirety as follows:

“2.1 General Termination. Subject to Section 2.2 with respect to Shell only, this Agreement shall continue in full force and effect from the date hereof through the earliest of the following times, at which time the provisions of this Agreement, other than Sections 1.3(a), 2.2 and 3 (except for Sections 3.1, 3.2 and 3.9) hereof (collectively, the “Shell Provisions”), shall terminate in their entirety:

(a)	immediately prior to the closing of a firmly underwritten public offering of the Common Stock pursuant to a registration statement filed with the Securities and Exchange Commission, and declared effective under the Securities Act of 1933, as amended, which results in the Preferred Stock being converted into Common Stock (the “IPO”);

(b)	ten (10) years from the date of this Agreement;

(c)	immediately prior to the closing of a sale, lease, or other disposition of all or substantially all of the Company’s assets or the Company’s merger into or consolidation with any other corporation or other entity, or any other corporate reorganization, in which the holders of the Company’s outstanding voting stock immediately prior to such transaction own, immediately after such transaction, securities representing less than fifty percent (50%) of the voting power of the corporation or other entity surviving such transaction; provided, however, that this Section 2.1(c) shall not apply to a merger effected exclusively for the purpose of changing the domicile of the Company (a “Change in Control”); or

(d)	the date as of which the parties hereto terminate this Agreement by written consent of:

(i)	Maxygen (provided at the time of termination Maxygen and its affiliates own at least fifty percent (50%) of the total number shares of Series A Preferred Stock outstanding as of the date hereof (as adjusted for conversions, stock splits, dividends and the like)),

(ii)	CMEA (provided at the time of termination CMEA owns at least fifty percent (50%) of the total number of shares of Series B Preferred Stock held as of the date hereof (as adjusted for conversions, stock splits, dividends and the like)),

(iii)	FirstMark (provided at the time of termination FirstMark owns at least fifty percent (50%) of the total number of shares of Series B Preferred Stock held as of the date hereof (as adjusted for conversions, stock splits, dividends and the like)),

(iv)	Bio*One (provided at the time of termination Bio*One owns at least fifty percent (50%) of the total number of shares of Series D Preferred Stock held as of the date hereof (as adjusted for conversions, stock splits, dividends and the like)),

(v)	Shell (provided that, on the date of such written consent, Shell retains the right to elect the Shell Representative pursuant to Sections 1.3(a)) and

(vi)	a majority in interest of, collectively, the Investors.”

4. Amendment to Section 2.2. Section 2.2 of the Voting Agreement shall be amended and restated in its entirety as follows:

“2.2 Shell Termination. For the benefit of Shell only, the Shell Provisions of this Agreement shall continue in full force and effect from the date hereof through the earliest of the following dates, on which date the Shell Provisions (except for the last sentence of this Section 2.2, which shall terminate after the resignation of the Shell Representative) shall terminate in their entirety:

(a)	ten (10) years from the date of this Agreement;

(b)	immediately prior to the closing of a Change in Control;

(c)	the date as of which the parties hereto terminate this Agreement with the written consent of Shell (provided at the time of termination Shell owns at least fifty percent (50%) of the total number of shares of Common Stock issued or issuable upon conversion of the Series E Preferred Stock and the Series F Preferred Stock (voting together as a single class and not as a separate series and on an as-if-converted basis) originally purchased by Shell (as adjusted for conversions, stock splits, dividends and the like));

(d)	the date as of which Shell holds less than five percent (5%) of the Fully Diluted Capitalization; or

(e)	the date as of which that certain Amended and Restated Collaborative Research Agreement, entered into as of November 1, 2007 and effective as of November 1, 2006, as amended, has expired or been terminated other than a termination by Shell arising out of or resulting from a breach of such agreement by the Company (each of such times in Sections 2.2(a) through 2.2(e) hereof being a “Shell Termination Trigger”).

Upon a Shell Termination Trigger, Shell shall cause the Shell Representative to resign from the Board and any committees of the Board on which such Shell Representative sits, upon the request of a majority of the members of the Board or the applicable committees of the Board other than the Shell Representative.”

2. Entire Agreement. This Amendment, together with the Voting Agreement (to the extent not amended hereby) and all exhibits thereto (to the extent not amended hereby), represent the entire agreements of the parties and shall supersede any and all previous contracts, arrangements or understandings between the parties with respect to the subject matter herein.

3. Governing Law. This Amendment, and the rights of the parties hereto, shall be governed by and construed in accordance with the laws of the State of Delaware as such laws apply to agreements among Delaware residents made and to be performed entirely within the State of Delaware.

4. Underlying Obligations. Except as otherwise expressly stated in this Amendment, all of the terms and provisions of the Voting Agreement shall remain in full force and effect, without amendment or modification. The Company and the Investors agree that this Amendment shall not be construed as an agreement to extinguish the Company’s original obligations under the Voting Agreement and shall not constitute a novation as to the obligations of the Company under the Voting Agreement.

5. Counterparts. This Amendment may be executed in one or more counterparts, each of which will be deemed an original but all of which together shall constitute one and the same agreement.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties hereto have executed this AMENDMENT TO FIFTH AMENDED AND RESTATED VOTING AGREEMENT as of the date first above written.

CODEXIS, INC.

By:	/s/ Alan Shaw
Name:	Alan Shaw
Title:	President

SIGNATURE PAGE TO AMENDMENT TO FIFTH AMENDED AND RESTATED VOTING AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this AMENDMENT TO FIFTH AMENDED AND RESTATED VOTING AGREEMENT as of the date first above written.

MAXYGEN, INC.

By:	/s/ James R. Sulat
Name:	James R. Sulat
Title:	CEO & CFO

SIGNATURE PAGE TO AMENDMENT TO FIFTH AMENDED AND RESTATED VOTING AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this AMENDMENT TO FIFTH AMENDED AND RESTATED VOTING AGREEMENT as of the date first above written.

CMEA VENTURES LIFE SCIENCES 2000, L.P.

By:	/s/ Thomas R. Baruch
Name:	Thomas R. Baruch
Title:	Managing Director

CMEA VENTURES LIFE SCIENCES 2000, CIVIL LAW PARTNERSHIP

By:	/s/ Thomas R. Baruch
Name:	Thomas R. Baruch
Title:	Managing Director

SIGNATURE PAGE TO AMENDMENT TO FIFTH AMENDED AND RESTATED VOTING AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this AMENDMENT TO FIFTH AMENDED AND RESTATED VOTING AGREEMENT as of the date first above written.

FIRSTMARK III, L.P.
(formerly, Pequot Private Equity Fund III, L.P.)

By:	FirstMark Capital, LLC, Investment Manager

By:	/s/ Brian Kempner
Name:	Brian Kempner
Title:	Chief Operating Officer

FIRSTMARK III Offshore Partners, L.P.
(formerly, Pequot Offshore Private Equity Partners III, L.P.)

By:	FirstMark Capital, LLC, Investment Manager

By:	/s/ Brian Kempner
Name:	Brian Kempner
Title:	Chief Operating Officer

SIGNATURE PAGE TO AMENDMENT TO FIFTH AMENDED AND RESTATED VOTING AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this AMENDMENT TO FIFTH AMENDED AND RESTATED VOTING AGREEMENT as of the date first above written.

CTTV INVESTMENTS LLC

By:	/s/ Don C. Riley
Name:	Don C. Riley
Title:	Venture Executive

SIGNATURE PAGE TO AMENDMENT TO FIFTH AMENDED AND RESTATED VOTING AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this AMENDMENT TO FIFTH AMENDED AND RESTATED VOTING AGREEMENT as of the date first above written.

PFIZER IRELAND PHARMACEUTICALS
(formerly, Pfizer Overseas Pharmaceuticals)

By:	/s/ Paul Duffy
Name:	Paul Duffy
Title:	Director

SIGNATURE PAGE TO AMENDMENT TO FIFTH AMENDED AND RESTATED VOTING AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this AMENDMENT TO FIFTH AMENDED AND RESTATED VOTING AGREEMENT as of the date first above written.

BIOMEDICAL SCIENCES INVESTMENT FUND PTE LTD

By:	/s/ Chu Swee Yeok
Name:	Chu Swee Yeok
Title:	Director

SIGNATURE PAGE TO AMENDMENT TO FIFTH AMENDED AND RESTATED VOTING AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this AMENDMENT TO FIFTH AMENDED AND RESTATED VOTING AGREEMENT as of the date first above written.

THE CONUS FUND, L.P.

By:	/s/ Andrew D. Zacks
Name:	Andrew D. Zacks
Title:	Manager Member, General Partner Conus Capital, LLC

THE CONUS FUND OFFSHORE MASTER FUND LTD.

By:	/s/ Andrew D. Zacks
Name:	Andrew D. Zacks
Title:	Managing Director, Investment Manager Conus Partners, Inc

THE CONUS FUND (QP) L.P.

By:	/s/ Andrew D. Zacks
Name:	Andrew D. Zacks
Title:	Managing Member, General Partner Conus Capital, LLC

SIGNATURE PAGE TO AMENDMENT TO FIFTH AMENDED AND RESTATED VOTING AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this AMENDMENT TO FIFTH AMENDED AND RESTATED VOTING AGREEMENT as of the date first above written.

EQUILON ENTERPRISES LLC DBA SHELL OIL PRODUCTS US

By:	/s/ Tom N. Smith
Name:	Tom N. Smith
Title:	President

SIGNATURE PAGE TO AMENDMENT TO FIFTH AMENDED AND RESTATED VOTING AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this AMENDMENT TO FIFTH AMENDED AND RESTATED VOTING AGREEMENT as of the date first above written.

MALAYSIAN LIFE SCIENCES CAPITAL FUND, LTD.

By:
Malaysian Life Sciences Capital Fund Management
Company Ltd, its Manager

By:	/s/ Dr. Roger Earl Wyse
Name:	Dr. Roger Earl Wyse
Title:	Co-Chairman

SIGNATURE PAGE TO AMENDMENT TO FIFTH AMENDED AND RESTATED VOTING AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this AMENDMENT TO FIFTH AMENDED AND RESTATED VOTING AGREEMENT as of the date first above written.

COOK INLET REGION, INC.

By:	/s/ Stig A. Colberg
Name:	Stig A. Colberg
Title:	Vice President, Business Development

SIGNATURE PAGE TO AMENDMENT TO FIFTH AMENDED AND RESTATED VOTING AGREEMENT

EXHIBIT A

LIST OF INVESTORS

Maxygen, Inc.

CMEA Ventures Life Sciences 2000, L.P.

CMEA Ventures Life Sciences 2000, Civil Law Partnership

CTTV Investments LLC

FirstMark III, L.P.

FirstMark III Offshore Partners, L.P.

Pfizer Overseas Pharmaceuticals

Biomedical Sciences Investment Fund Pte Ltd

Robert W. Cranmer-Brown

The Conus Fund, L.P.

The Conus Fund Offshore Master Fund Ltd.

The Conus Fund (QP) L.P.

Equilon Enterprises LLC dba Shell Oil Products US

GPSF Securities Inc.

Malaysian Life Sciences Capital Fund, Ltd.

AFAC Equity, L.P.

Cook Inlet Region, Inc.

Malaysian Technology Development Corporation Sdn. Bhd.

Greener Capital Partners, L.P.